EXHIBIT 4.2

SUPPLEMENTAL INDENTURE NO. 5 TO MASTER INDENTURE

This SUPPLEMENTAL INDENTURE NO. 5 TO MASTER INDENTURE, dated as of February 20, 2013 (this “Supplemental Indenture”) is made between the World Financial Network Credit Card Master Note Trust, as Issuer (the “Issuer”) and Union Bank, N.A., as successor in interest to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of August 1, 2001, between the Issuer and the Indenture Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, as further amended by the Supplemental Indenture No. 1 to Master Indenture, dated as of August 13, 2003, as further amended by the Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, as further amended by the Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, and as further amended by the Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, and as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, and the Agreement of Resignation, Appointment and Acceptance, dated as of June 26, 2012, as amended and supplemented, the “Master Indenture”).  Capitalized terms used and not otherwise defined in this Supplemental Indenture are used as defined in the Master Indenture.

WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture pursuant to Section 10.1 of the Master Indenture in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.   Amendment to the Master Indenture.  The following sentence shall be added to the end of the second paragraph in Section 8.3 of the Master Indenture:

“To the extent any funds deposited to the Collection Account or Excess Funding Account hereunder remain uninvested, the Indenture Trustee shall treat such funds as deposits under 12 CFR 9.10(b).”

SECTION 2.  Conditions to Effectiveness.  This Supplemental Indenture shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (ii) satisfaction of each of the conditions precedent described in Section 10.1(a) of the Master Indenture, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

SECTION 3.  Effect of Amendment; Ratification.  (a)  On and after the Effective Date, this Supplemental Indenture shall be a part of the Master Indenture and each reference in the Master Indenture to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Master Indenture shall mean and be a reference to the Master Indenture as amended hereby.

    (b)  Except as expressly amended hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

    SECTION 4. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS. EACH OF THE PARTIES TO THIS SUPPLEMENTAL INDENTURE HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

    SECTION 5.  Section Headings.  Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplemental Indenture.

    SECTION 6.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Supplemental Indenture may be delivered by facsimile or electronic transmission.

    SECTION 7.  Trustee Disclaimer.  The Indenture Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNION BANK, N.A., as Indenture Trustee

By: /s/Eva Aryeetey
Name: Eva Aryeetey
Title: Vice President

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of Issuer

By: /s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President

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